Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

with respect to

Floating Rate Senior Notes due January 15, 2012

CUSIP Nos. 45820E AJ 1 and G4803J AD 4

and

8 1/4% Senior Notes due January 15, 2013

CUSIP Nos. 45820E AK 8 and G4803J AE 2

and

8 5/8% Senior Notes due January 15, 2015

CUSIP Nos. 45820E AL 6 and G4803J AF 9

of

INTELSAT SUBSIDIARY HOLDING COMPANY, LTD.

This form must be used by any holder of unregistered Floating Rate Senior Notes due 2012 and the related guarantees, unregistered 8 1/4% Senior Notes due 2013 and the related guarantees or unregistered 8 5/8% Senior Notes due 2015 and the related guarantees (each and together, the “Original Notes”) of Intelsat Subsidiary Holding Company, Ltd. (the “Company”), Intelsat, Ltd. (“Intelsat”), Intelsat (Bermuda), Ltd. (“Intelsat Bermuda”), Intelsat Holdings LLC (“Holdings LLC”), Intelsat LLC (“Intelsat LLC”), Intelsat Global Sales & Marketing Ltd. (“IGS&M”), Intelsat USA Sales Corp. (“Intelsat Sales”), Intelsat USA License Corp. (“Intelsat License”) and Intelsat Global Service Corporation (together with Intelsat, Intelsat Bermuda, Holdings LLC, Intelsat LLC, IGS&M, Intelsat Sales and Intelsat License, the “Guarantors”), who wishes to tender Original Notes to the Exchange Agent in exchange for Floating Rate Senior Notes due 2012 and the related guarantees, unregistered 8 1/4% Senior Notes due 2013 and the related guarantees or unregistered 8 5/8% Senior Notes due 2015 and the related guarantees, respectively, that have been registered under the Securities Act of 1933, as amended (each and together, the “New Notes”), pursuant to the guaranteed delivery procedures described in “The Exchange Offer - Guaranteed Delivery Procedures” of the Prospectus, dated             , 200   (the “Prospectus”), and in Instruction 2 to the related Letter of Transmittal. Any holder who wishes to tender Original Notes pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this Notice of Guaranteed Delivery prior to the Expiration Date (as defined below) of the Exchange Offer. Capitalized terms not defined herein have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                 , 200   (THE “EXPIRATION DATE”) UNLESS THE EXCHANGE OFFER IS EXTENDED, IN WHICH CASE THE TERM “EXPIRATION DATE” SHALL MEAN THE LATEST TIME AND DATE TO WHICH THE EXCHANGE OFFER IS EXTENDED. TENDERS OF ORIGINAL NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

The Exchange Agent is:

Wells Fargo Bank, National Association

By Registered and Certified Mail	By Overnight Courier or Regular Mail	By Hand Delivery
Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 P.O. Box 1517 Minneapolis, MN 55480	Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 6th & Marquette Avenue Minneapolis, MN 55479	Wells Fargo Bank, N.A. Corporate Trust Services 608 2nd Avenue South Northstar East Building – 12th Floor Minneapolis, MN 55402
Or by Facsimile Transmission:
(612) 667-6282

For Information Call: (800) 344-5128

Delivery of this Notice of Guaranteed Delivery to an address other than the one set forth above or transmission of instructions to a facsimile number other than the one listed above will not constitute a valid delivery. The instructions set forth in this Notice of Guaranteed Delivery and in the Letter of Transmittal should be read carefully before this Notice of Guaranteed Delivery and the Letter of Transmittal are completed.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Original Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 2 of the Letter of Transmittal.

The undersigned understands that tenders of Original Notes will be accepted only in authorized denominations. The undersigned understands that tenders of Original Notes pursuant to the Exchange Offer may not be withdrawn after the Expiration Date. Tenders of Original Notes may be withdrawn at any time prior to the Expiration Date or if the Exchange Offer is terminated or as otherwise provided in the Prospectus.

All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

The undersigned hereby tenders the Original Notes listed below:

Certificate Number(s) (If Known) of Original Notes or if Original Notes will be Delivered by Book-Entry Transfer at the Depository Trust Company, Insert Account No.	Title of Securities (i.e., 2012 Notes, 2013 Notes or 2015 Notes)	Aggregate Principal Amount Represented	Aggregate Principal Amount Tendered

PLEASE SIGN AND COMPLETE

Signature of Registered Holder(s) or Authorized Signatory:	Date:

Name of Registered Holder(s):	Address:

Area Code and Telephone No.:

This Notice of Guaranteed Delivery must be signed by the holder(s) exactly as the name(s) appear(s) on certificate(s) for Original Notes or on a security position listing as the owner of Original Notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

Please print name(s) and address(es)

Name(s):

Capacity (Full Title):

Address(es):

DO NOT SEND ORIGINAL NOTES WITH THIS FORM. ACTUAL SURRENDER OF ORIGINAL NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, AN EXECUTED LETTER OF TRANSMITTAL.

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a firm which is a member of a recognized signature guarantee medallion program and is an “Eligible Guarantor Institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees deposit with the Exchange Agent of the Letter of Transmittal (or facsimile thereof), together with the Original Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Original Notes into the Exchange Agent’s account at the Depository Trust Company pursuant to the procedures described in the Prospectus under the caption “The Exchange Offer - Guaranteed Delivery Procedures” and in the Letter of Transmittal) and any other required documents, all by 5:00 p.m., New York City time, on the third New York Stock Exchange trading day following the date of execution of this Notice of Guaranteed Delivery.

Name of Firm:
Authorized Signature

Address:	Name:

Title:

Area Code and Telephone No.:	Date:

DO NOT SEND ORIGINAL NOTES WITH THIS FORM. ACTUAL SURRENDER OF ORIGINAL NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, AN EXECUTED LETTER OF TRANSMITTAL.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1.	DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the Letter of Transmittal.

2.	SIGNATURES ON THIS NOTICE OF GUARANTEED DELIVERY. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Original Notes referred to herein, the signature must correspond with the name(s) written on the face of the Original Notes without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of Original Notes, the signature must correspond with the name shown on the security position listing as the owner of the Original Notes.

If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Original Notes listed or a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears on the Original Notes or signed as the name of the participant shown on the Book-Entry Transfer Facility’s security position listing.

If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Notice of Guaranteed Delivery evidence satisfactory to the Company and the Guarantor of such person’s authority to so act.

3.	REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.

5